Calculation of Filing Fee Tables
S-3
WOLFSPEED, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00125 per share	457(a)	58,148,889	$ 23.83	$ 1,385,688,024.87	0.0001381	$ 191,363.52
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,385,688,024.87		$ 191,363.52
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 191,363.52
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Includes (i) 5,721,235 shares of common stock, par value $0.00125 per share (the "Common Stock"), of Wolfspeed, Inc. (the "Company"), issuable upon conversion of certain of the Company's 2.5% Convertible Second-Lien Senior Secured Notes due 2031 issued by the Company pursuant to an indenture, dated as of September 29, 2025, among the Company, Wolfspeed Texas LLC, as subsidiary guarantor, and U.S. Bank Trust Company, National Association, as the trustee and collateral agent, and held by certain selling stockholders, (ii) 16,852,372 shares of Common Stock held by a certain selling stockholder, (iii) 11,096,247 shares of Common Stock issuable upon conversion of the Company's 2.5% Convertible Second-Lien Senior Secured Notes due 2031 issued by the Company pursuant to an indenture, dated as of September 29, 2025, among the Company, Wolfspeed Texas LLC, as subsidiary guarantor, and U.S. Bank Trust Company, National Association, as the trustee and collateral agent, and held by a certain selling stockholder, (iv) 4,943,555 shares of Common Stock issuable upon exercise of a warrant held by a certain selling stockholder, (v) 3,250,030 shares of Common Stock held by certain selling stockholders, (vi) 2,000,000 shares of Common Stock issuable upon exercise of pre-funded warrants held by certain selling stockholders and (vii) 14,285,450 shares of Common Stock issuable upon the conversion of certain of the Company's 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 issued by the Company pursuant to an indenture, dated as of March 26, 2026, among the Company, Wolfspeed Texas LLC, as subsidiary guarantor, and U.S. Bank Trust Company, National Association, as the trustee and collateral agent, and held by certain selling stockholders. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of shares of the Common Stock on the New York Stock Exchange on September 15, 2026 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Wolfspeed, Inc.	S-1	333-291524	11/14/2025		$ 13,826.79	Equity	Common Stock	5,721,235	$ 100,121,612.50
Fee Offset Claims	2	Wolfspeed, Inc.	S-1	333-294149	03/09/2026		$ 79,174.19	Equity	Common Stock	32,892,174	$ 573,310,592.82
Fee Offset Claims	3	Wolfspeed, Inc.	S-1	333-296645	06/09/2026		$ 98,362.54	Equity	Common Stock	12,430,295	$ 712,255,903.50
Fee Offset Sources	4	Wolfspeed, Inc.	S-1	333-291524		11/14/2025						$ 13,826.79
Fee Offset Sources	5	Wolfspeed, Inc.	S-1	333-294149		03/09/2026						$ 79,174.19
Fee Offset Sources	6	Wolfspeed, Inc.	S-1	333-296645		06/09/2026						$ 98,362.54
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On November 14, 2025, the Company filed a Registration Statement on Form S-1 (File No. 333-291524), which became effective on December 15, 2026 (the "Prior December 2025 Registration Statement"). The Prior December 2025 Registration Statement registered for resale 11,362,132 shares of Common Stock issuable upon conversion of securities held by the selling stockholders named therein, of which 5,721,235 shares of Common Stock registered pursuant to the Registration Statement on Form S-3 that this Exhibit 107.1 forms a part (the "Form S-3") were not sold pursuant to the Prior December 2025 Registration Statement. The Prior December 2025 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior December 2025 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, the filing fee previously paid in connection with the Prior December 2025 Registration Statement offsets $13,826.79 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

[2]	On March 9, 2026, the Company filed a Registration Statement on Form S-1 (File No. 333-294149), which became effective on March 18, 2026 (the "Prior March 2026 Registration Statement"). The Prior March 2026 Registration Statement registered for resale 32,892,174 shares of Common Stock held by, or issuable upon the conversion or exercise of securities held by, selling stockholders named therein, of which 32,892,174 shares of Common Stock were not sold pursuant to the Prior March 2026 Registration Statement. The Prior March 2026 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior March 2026 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, the filing fee previously paid in connection with the Prior March 2026 Registration Statement offsets $79,174.19 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

[3]	On June 9, 2026, the Company filed a Registration Statement on Form S-1 (File No. 333-296645), which became effective on June 18, 2026 (the "Prior June 2026 Registration Statement"). The Prior June 2026 Registration Statement registered for resale 24,072,041 shares of Common Stock held by, or issuable upon the conversion or exercise of securities held by, selling stockholders named therein, of which 19,535,480 shares of Common Stock registered pursuant to the Form S-3 were not sold pursuant to the Prior June 2026 Registration Statement. The Prior June 2026 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior June 2026 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, a portion of the filing fee previously paid in connection with the Prior June 2026 Registration Statement offsets $98,362.54 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

Offset Note
[4]	On November 14, 2025, the Company filed the Prior December 2025 Registration Statement, which became effective on December 15, 2026. The Prior December 2025 Registration Statement registered for resale 11,362,132 shares of Common Stock issuable upon conversion of securities held by the selling stockholders named therein, of which 5,721,235 shares of Common Stock registered pursuant to the Registration Statement on Form S-3 that this Exhibit 107.1 forms a part (the "Form S-3") were not sold pursuant to the Prior December 2025 Registration Statement. The Prior December 2025 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior December 2025 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, the filing fee previously paid in connection with the Prior December 2025 Registration Statement offsets $13,826.79 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

[5]	On March 9, 2026, the Company filed the Prior March 2026 Registration Statement, which became effective on March 18, 2026. The Prior March 2026 Registration Statement registered for resale 32,892,174 shares of Common Stock held by, or issuable upon the conversion or exercise of securities held by, selling stockholders named therein, of which 32,892,174 shares of Common Stock were not sold pursuant to the Prior March 2026 Registration Statement. The Prior March 2026 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior March 2026 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, the filing fee previously paid in connection with the Prior March 2026 Registration Statement offsets $79,174.19 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

[6]	On June 9, 2026, the Company filed the Prior June 2026 Registration Statement, which became effective on June 18, 2026. The Prior June 2026 Registration Statement registered for resale 24,072,041 shares of Common Stock held by, or issuable upon the conversion or exercise of securities held by, selling stockholders named therein, of which 19,535,480 shares of Common Stock registered pursuant to the Form S-3 were not sold pursuant to the Prior June 2026 Registration Statement. The Prior June 2026 Registration Statement is no longer effective and all offerings of the unsold securities under the Prior June 2026 Registration Statement have been terminated. Pursuant to Rule 457(p) of the Securities Act, a portion of the filing fee previously paid in connection with the Prior June 2026 Registration Statement offsets $98,362.54 of the total amount of the registration fee due upon the initial filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date